Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amerigon Incorporated 1997 Stock Incentive Plan, as amended, of our report dated February 9, 2001, except for Note 19, as to which the date is March 28, 2001, relating to the financial statements and financial statement schedules, which appear in Amerigon Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000.



                              PRICEWATERHOUSECOOPERS LLP

Orange County, California
May 21, 2001